Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel:414-488-7300

March 27, 2026

Board of Directors

Volato Group, Inc.

1954 Airport Road, Suite 124

Chamblee, Georgia 30041

Re: Registration Statement on Form S-4 (File No. 333-292132)

Ladies and Gentlemen:

We have acted as counsel to Volato Group, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. On July 28, 2025, the Company entered into an Agreement and Plan of Merger and Reorganization (as it may be amended from time to time, the “Merger Agreement”) with Volato Merger Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of Volato (“Merger Sub”), and M2i Global, Inc., a Nevada corporation (“M2i Global”), pursuant to which Merger Sub will merge with and into M2i Global, with M2i Global surviving the merger as a wholly-owned subsidiary of Volato (together with all other transactions contemplated by the Merger Agreement, the “Merger”).

The Registration Statement relates to the registration under the Securities Act of 119,222,731 shares of Class A common stock, $0.0001 par value (the “Shares”) to be issued by the Company pursuant to the Merger Agreement.

In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below, including the Merger Agreement and the Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company that we have considered appropriate; resolutions of the board of directors of the Company relating to, among other things, the Registration Statement, the Merger Agreement, and the Merger; and such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Merger Agreement and the Registration Statement, and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as electronic, certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

Volato Group, Inc.

March 27, 2026

In addition to the foregoing, in connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the transactions contemplated by the Merger Agreement and Registration Statement will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the stockholders of the Company will have approved the Merger Agreement and the other required proposals as set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares, when issued and delivered in the manner described in the Registration Statement and in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related proxy statement/prospectus, other than as expressly stated herein with respect to the Shares to be issued under the Registration Statement in accordance with the terms of the Merger Agreement.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect, and to any law of any other jurisdiction, and we provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

Sincerely,

/s/ Dykema Gossett PLLC

DYKEMA GOSSETT PLLC